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                                                                    EXHIBIT 23.1


              INDEPENDENT AUDITOR'S CONSENT AND REPORT ON SCHEDULES

To the Board of Directors and Stockholders
DigitalThink, Inc.

        We consent to the incorporation by reference in DigitalThink, Inc. (the "Company") Registration Statement Nos. 333-43284, 333-56770 on Form S-8, and Registration Statement No. 333-59434 on Form S-3 of our report dated April 20, 2001 appearing in this Annual Report on Form 10-K of the Company for the year ended March 31, 2001.

        Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of the Company, listed in
Item 14(a)(2). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
June 6, 2001


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